Exhibit 99.1

Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523

Tuesday, July 20, 2004
WELLS FARGO REPORTS DOUBLE-DIGIT EARNINGS PER SHARE
AND NET INCOME GROWTH

Second Quarter 2004 Highlights:
•	Diluted earnings per share of $1.00, up 11 percent from prior year’s $.90

•	Net income of $1.71 billion, up 12 percent from prior year’s $1.53 billion

•	Return on equity of 19.6 percent

•	Revenue up 7 percent from prior year

•	Strong balance sheet growth
¡	Average loans up 30 percent from prior year
¡	Average core deposits up 9 percent from prior year
¡	Average commercial and commercial real estate loans up 6 percent from prior year and up 11 percent (annualized) linked-quarter

•	Improved asset quality
¡	Net charge-offs down $25 million, or 6 percent, from prior year
¡	Nonperforming assets down $140 million, or 8 percent, from prior year

•	Efficiency ratio improved to 58.6 percent from 60.0 percent a year ago

Selected Financial Information	Second Quarter			Six months ended June 30,
			%			%
Earnings	2004	2003	Change	2004	2003	Change
Diluted earning per share	$1.00	$.90	11	$2.03	$1.78	14
Net income (in millions)	1,714	1,525	12	3,481	3,017	15
Asset Quality
Net charge-offs (in millions)	390	415	(6)	794	829	(4)
Nonperforming assets as % of total loans	.60	.83	(28)	.60	.83	(28)
Other
Revenue (in millions)	$7,426	$6,930	7	$14,573	$13,610	7
Average loans (in billions)	266.2	204.8	30	261.3	200.0	31
Average core deposits (in billions)	224.9	205.4	9	219.0	201.1	9

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $1.00 for second quarter 2004, compared with $.90 in second quarter 2003, up 11 percent. Net income was $1.71 billion, up 12 percent from $1.53 billion in second quarter 2003. For the first half of 2004, net income was $3.48 billion, up 15 percent from the first half of 2003, and diluted earnings per share were $2.03, up 14 percent from the first half of 2003.

      “Thanks to the outstanding efforts of our 146,000 talented team members this was another strong quarter with double-digit growth in earnings per share, good growth in revenue, loans, deposits and continued improvement in credit quality,” said Chairman and CEO Dick Kovacevich. “These results were achieved despite a reduction of $.14 in earnings per share from various interest rate-related balance sheet repositioning actions (described below in the Financial Performance section) which were designed to increase earning asset yields and reduce funding costs in the future. We’ve made significant investments in our people, systems and distribution network to earn even more of our customers’ business and help continue our earnings momentum for the ‘Next Stage’ of our growth. The last three years we’ve invested more than $1 billion in our people alone. Since 2000, we’ve added about 8,600 sales people in our businesses, up 30 percent. Already this year, we’ve opened more than 50 new banking stores, a rate unprecedented in our Company’s history. We now have more than 6,000 total stores across North America, another Wells Fargo milestone.

      These investments are paying off in significantly higher productivity and our customers are giving us more of their business, reflected in higher loan balances, deposits and cross-sell. For example, core product sales in Regional Banking were up almost 16 percent compared with second quarter last year. Our sales of product packs to our new banking households were up 25 percent so far this year compared with the same period last year. Our average banking household now has 4.4 products with us, which we believe is among the highest, if not the highest, in our industry. This includes customers who have not been with us for a full year, including the 39,000 who joined us from the recently-acquired Pacific Northwest Bancorp. Our average commercial/corporate customer has 5 products. Four of every ten of our mortgages originated in California were from our banking customers as were a third of our new investment brokerage sales across our 23 banking states.”

Financial Performance

      Diluted earnings per share were $1.00 for second quarter 2004, up 11 percent from $.90 in second quarter 2003, the eleventh consecutive quarter of double-digit earnings per share growth. Second quarter results included $.01 per share of market-sensitive income (net gains and losses on debt securities available for sale and equity investments) compared with $.05 in first quarter. “We’re very pleased to report another quarter of outstanding and broad-based results,” said Howard Atkins, Chief Financial Officer.

      Wells Fargo has historically had one of the highest earning asset yields and one of the lowest average costs of debt among large U.S. banks. Taking advantage of market opportunities available during the second quarter, the Company took a number of actions to further increase the yield on its earning assets and to reduce the cost of its long-term funding. “On the debt side of our balance sheet, the Company repurchased $2.4 billion of long-term debt with a weighted-average coupon of 6.20 percent,” said Atkins. As previously disclosed, this buyback increased second quarter noninterest expense and reduced pre-tax earnings by $176 million or $.06 per share after-tax. In addition, the Company recorded losses of

$222 million, or $.08 per share after-tax, connected with the sale of $14 billion of securities and adjustable rate mortgages (ARMs) with yields below 4 percent and replaced most of those assets with newer securities yielding close to 6 percent and with newly originated, higher-yielding ARMs. “After lengthening the duration of our funding at lower interest rates between mid 2003 and early 2004 and after continued strong growth in core checking account balances, the net effect of these actions was to improve asset yields and to reduce long-term debt cost without adding interest rate risk,” said Atkins. “Taken together, the repositioning actions had a $.14 earnings per share after-tax impact. To the extent markets remain as volatile as they were in the second quarter, we may take advantage of additional opportunities to further improve asset yields or reduce long-term funding costs in the future.”

Revenue

      Revenue of $7.4 billion for second quarter 2004 grew $496 million, or 7 percent, from a year ago. Revenue was reduced by $222 million, or 3 percent, in second quarter 2004 by the losses taken on the asset repositioning actions in the quarter. “Revenue growth was broad-based with strong results from most of our businesses, including consumer deposits and loans, payment processing, insurance brokerage, trust and investments including private client services, small business, corporate banking, mortgage banking and consumer finance,” said Atkins. On a linked-quarter basis, revenue increased $279 million, or 16 percent (annualized).

Loans

      Average loans of $266.2 billion in second quarter 2004 increased $61.4 billion, or 30 percent, from second quarter 2003, and $9.8 billion, or 15 percent (annualized), on a linked-quarter basis. Average commercial and commercial real estate loans increased $5.1 billion, or 6 percent, from second quarter 2003, and $2.3 billion, or 11 percent (annualized), on a linked-quarter basis. “Commercial loan growth this quarter was broad-based across virtually all of our segments, including small business, middle market, commercial real estate, leasing, trade finance, and asset-based lending, and included the first meaningful increase in middle-market loan demand we’ve seen in nine quarters,” said Atkins.

      “In addition to commercial loan growth, we also saw continued strong demand for consumer credit,” said Atkins. Average consumer loans, including home equity and home mortgage, credit card and revolving credit and installment loan products, increased $56 billion, or 48 percent, from second quarter 2003, and $7.3 billion, or 18 percent (annualized), on a linked-quarter basis.

Deposits

      Average core deposits of $224.9 billion for second quarter 2004 grew $19.5 billion, or 9 percent, from second quarter 2003, and increased $11.8 billion, or 22 percent (annualized), on a linked-quarter basis. Average mortgage escrow deposits were $16.8 billion for second quarter 2004, down $4.0 billion from second quarter 2003 and up $4.3 billion from first quarter 2004. Excluding mortgage escrow deposits, total average core deposits grew $23.5 billion, or 13 percent, from second quarter 2003 and $7.5 billion, or 15 percent (annualized), on a linked-quarter basis.

      Average consumer checking account balances grew 13 percent from second quarter 2003 and 21 percent (annualized) on a linked-quarter basis, reflecting a 4.7 percent net increase in consumer checking accounts from a year ago and higher average balances. “We continued to experience exceptional growth in basic core deposits,” said Atkins.

Net Interest Income

      Net interest income in second quarter 2004 increased 6 percent from second quarter 2003 on 12 percent earning asset growth, partially offset by a decline in the net interest margin. On a linked-quarter basis, net interest income was up $176 million, or 17 percent (annualized). This increase was driven by a $11.8 billion increase in average mortgage loans held for sale and a $9.8 billion increase in average total loans, which grew 30 percent year-over-year and 15 percent (annualized) on a linked-quarter basis. Net interest margin was 4.83 percent, down 11 basis points from first quarter 2004, primarily due to the substantial growth in earning assets during the quarter, including the mortgage warehouse and renewed growth in commercial and commercial real estate loans.

Noninterest Income

      Noninterest income in second quarter 2004 increased $243 million, or 8 percent, from second quarter 2003. Second quarter 2004 noninterest income was reduced by $222 million of losses taken to reposition the balance sheet to further increase earning asset yields. “The growth in fee income reflected strength in trust and investment fees, deposit service charges, credit card fees, loan fees and insurance,” said Atkins.

      Noninterest income increased $103 million on a linked-quarter basis, including the $222 million of balance sheet repositioning losses ($61 million in bond losses and $161 million in losses related to the sale of lowest-yielding ARMs). Mortgage banking noninterest income was up $178 million, and included a mortgage servicing rights valuation allowance release, net of hedge losses, of $375 million.

Noninterest Expense

      Noninterest expense was $4.4 billion in second quarter 2004, compared with $4.2 billion in second quarter 2003. Almost all of the year-over-year increase was due to the $176 million in debt repurchase cost incurred in the second quarter 2004. On a linked-quarter basis, noninterest expense increased $324 million primarily reflecting the debt repurchase cost and higher Home Mortgage production and temporary staffing costs. The efficiency ratio was 58.6 percent in second quarter 2004, compared with 60.0 percent in second quarter 2003 and 56.4 percent in first quarter 2004. The reduction in revenue and increase in expenses from the balance sheet repositioning actions taken during the quarter accounted for 400 basis points of the 58.6 percent efficiency ratio this quarter.

Credit Quality

      “Credit quality continued to exceed our expectations,” said Chief Credit Officer Dave Munio. Second quarter losses were $390 million (.59 percent of loans outstanding annualized), down from the prior quarter’s $404 million (.63 percent) and $415 million (.81 percent) one year ago. “Commercial portfolios performed well, at the low end of expected loss rates,” said Munio. “Consumer losses have been consistently lower than expectations due to strong real estate and vehicle collateral values, modest year-over-year declines in new bankruptcy filings and higher than expected turnover in consumer portfolios. As we have said for a number of quarters, we may see somewhat greater nonperforming loans and higher losses and loss rates in some of our high-growth consumer portfolios, including home equity and consumer finance, as these portfolios season over time.”

      The provision expense of $440 million for second quarter 2004 exceeded net charge-offs by $50 million and the allowance for loan losses increased from $3.89 billion at March 31, 2004 to $3.94 billion at June 30, 2004. “We remain very comfortable with the performance of our credit, as exhibited by our current period losses,” said Munio. “The increase in our allowance was necessary given the sustained growth of our consumer portfolio, particularly related to Wells Fargo Financial.”

      Nonperforming assets were $1.6 billion, or .60 percent of total loans, at June 30, 2004, flat on a linked-quarter basis, down 8 percent from a year ago and at the lowest dollar level since second quarter 2001.

Business Segment Performance

      Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income for each was:

	Second Quarter			Six months ended June 30,
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Community Banking	$1,316	$1,059	24	$2,483	$2,117	17
Wholesale Banking	385	345	12	833	693	20
Wells Fargo Financial	105	110	(5)	241	212	14

      More financial information about the business segments is on pages 25 and 26.

      Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Second Quarter			Six months ended June 30,
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Total revenue	$5,348	$5,051	6	$10,334	$9,935	4
Provision for loan losses	213	227	(6)	427	442	(3)
Noninterest expense	3,126	3,200	(2)	6,120	6,226	(2)
Net income	1,316	1,059	24	2,483	2,117	17
Average loans (in billions)	185.9	135.7	37	183.1	132.0	39
Average assets (in billions)	298.8	269.5	11	288.1	262.5	10

•	Record core product sales of 3.45 million, up 16 percent from prior year
•	Banker productivity of 4.9 core sales per day
•	Average core deposits (excluding mortgage escrows) up 12 percent from prior year and 14 percent (annualized) from prior quarter
•	Average loans up 37 percent from prior year
•	Average business loans up 9 percent from prior year

•	Mortgage originations of $96 billion, up $31 billion from prior quarter
•	Net consumer checking accounts up 4.7 percent from prior year
•	680,000 business debit cards outstanding, up 34 percent from prior year
•	Internet:
¡	5.6 million active online customers, up 30 percent from prior year
¡	1.9 million bill pay customers, up 36 percent from prior year
¡	485,000 active online small business customers, up 37 percent from prior year
¡	Over 1 million online statements now distributed monthly
¡	wellsfargo.com won the “fastest bank on the web” award from Keynote, an internet performance measurement company

      Community Banking reported net income of $1,316 million in second quarter 2004, compared with $1,059 million for the same period of 2003, up 24 percent. Second quarter revenue grew 6 percent compared with the same period of 2003. Net interest income increased by $124 million, compared with second quarter 2003, primarily due to growth in consumer and 1-4 family loans and deposits, partially offset by a decrease in mortgages held for sale and a decline in the net interest margin. Noninterest income was up $173 million in second quarter 2004, compared with the same period last year. Noninterest expense decreased by $74 million in second quarter 2004, or 2 percent, compared with the same period of 2003, due primarily to a decline in mortgage origination volumes.

      “Our experienced and dedicated sales team continued to achieve record sales,” said John Stumpf, Group EVP, Community Banking. “Core product sales were 3.45 million for the second quarter, up 16 percent from the same period last year. The number of retail bankers increased by 1,600, up 17 percent from last June, while we maintained our strong sales efficiency at 4.9 core sales per platform banker per day. We’ve begun to see some growth in business lending (commercial and commercial real estate loans). Total business loans increased 9 percent from a year ago and loans to small businesses with annual revenues of $2 million or less increased 17 percent compared with the same period a year ago. Our business card programs are growing quickly with 344,000 credit cards and 680,000 debit cards outstanding at quarter end, increases of 19 percent and 34 percent respectively, compared with a year ago.”

      “Residential real estate originations for the quarter were $96 billion, up $31 billion from the first quarter,” said Mark Oman, Group EVP, Home and Consumer Finance. “With higher interest rates during the quarter, application activity dropped to $100 billion. Reflecting the decline in applications, the mortgage application pipeline ended the quarter at $57 billion, down $15 billion from March 31, 2004, although purchase mortgage volume remained at or above expectations.”

      The owned servicing portfolio grew to $749 billion, up $116 billion, or 18 percent, from the same period last year. The weighted-average note rate declined to 5.75 percent. The carrying value of the mortgage servicing rights at June 30, 2004 was $8.5 billion, 1.37 percent of loans serviced for others, compared with $6.9 billion, or 1.15 percent of loans serviced for others, at year-end 2003.

      Wholesale Banking provides businesses across the United States predominantly with annual sales in excess of $10 million with a complete line of commercial, corporate, treasury management, investment, insurance brokerage, capital markets and real estate banking products and services.

Selected Financial Information	Second Quarter			Six months ended June 30,
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Total revenue	$1,279	$1,216	5	$2,669	$2,420	10
Provision for loan losses	18	46	(61)	41	100	(59)
Noninterest expense	663	636	4	1,332	1,256	6
Net income	385	345	12	833	693	20
Average loans (in billions)	52.1	49.8	5	51.2	49.6	3
Average assets (in billions)	75.8	78.4	(3)	75.8	76.3	(1)

•	Net income up 12 percent from prior year
•	Announced acquisition of $34 billion in assets under management from Strong Financial
•	Average loans up 14 percent (annualized) from prior quarter

      Wholesale Banking reported net income of $385 million in second quarter 2004, compared with $345 million in second quarter 2003, an increase of 12 percent. Net income was $833 million for the first six months of 2004, compared with $693 million for the first six months of 2003, an increase of 20 percent. Revenue increased 5 percent to $1,279 million and 10 percent to $2,669 million in the second quarter 2004 and first six months of 2004, respectively. Second quarter 2004 expenses were up 4 percent from the prior year and down 1 percent (unannualized) on a linked-quarter basis. The 2004 results have particularly benefited from strength in asset-based lending and capital markets-related businesses.

      “We’re pleased to report a double-digit increase for earnings compared with the same period a year ago,” said Dave Hoyt, Group EVP, Wholesale Banking. “We’re particularly encouraged by our $1.8 billion increase in average commercial loans for the quarter, an increase of 14 percent (annualized) from the prior quarter, accelerating from the 5 percent year-over-year growth. Although this is the first quarter in three years that we have seen significant loan growth, the breadth and depth of our financial solutions for clients has enabled us to generate strong revenue and earnings growth during the challenging economic conditions of the past few years.”

      One of Wells Fargo’s ten strategic initiatives is to grow the investment businesses. During the quarter, the Company announced the purchase of $27 billion in mutual fund assets and $7 billion in institutional investment accounts from Strong Financial. “We’re very excited about expanding our investment products and capabilities with Strong,” said Hoyt. “Team members from Wells Fargo and Strong have put a lot of hard work into making the acquisition a success and we believe this is a great strategic fit of investment talent, new distribution channels and outstanding products.” The asset management businesses of Strong Financial include 70 mutual funds and serve over 870,000 active accounts. The acquisition is expected to be completed by the first quarter of 2005.

      Wells Fargo Financial offers consumer and commercial finance, leasing, private label credit cards and dealer financing in 47 states, Canada, and the Caribbean.

Selected Financial Information	Second Quarter			Six months ended June 30,
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Total revenue	$764	$645	18	$1,510	$1,259	20
Provision for loan losses	209	148	41	376	289	30
Noninterest expense	387	321	21	753	629	20
Net income	105	110	(5)	241	212	14
Average loans (in billions)	28.2	19.3	46	27.0	18.4	47
Average assets (in billions)	29.8	21.1	41	28.6	20.3	41

•	Assets of $31.3 billion at June 30, 2004, up 9 percent (unannualized) from March 31, 2004 and 42 percent from June 30, 2003
¡	Real estate secured receivables grew 13 percent (unannualized), or $1.2 billion, linked-quarter to $10.1 billion
¡	Auto finance receivables grew 12 percent (unannualized), or $.8 billion, linked- quarter to $7.3 billion
•	Sound credit quality, with losses within predicted ranges amid strong growth

      “Our growth validates our business model and shows that customers respond to our commitment to helping them succeed financially by rewarding us with their business,” said Tom Shippee, President and CEO of Wells Fargo Financial. “With year-to-date receivables growth of $4.8 billion at the end of second quarter, we’ve surpassed $29.4 billion in receivables outstanding, an increase of nearly $9.4 billion, or 46 percent, over the last 12 months. Reflecting continued growth in receivables, we increased our loan loss provision by $50 million above net charge-offs, which reduced net income by $32 million after-tax.

Recorded Message

      A recorded message reviewing Wells Fargo’s results will be available at 5:30 a.m. Pacific Time through July 23, 2004. Dial 800-642-1687 (domestic) or 706-645-9291 (international). Access code 8393182. The call is also available on the internet at www.wellsfargo.com/ir and www.vcall.com.

      The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

      This news release contains forward-looking statements about the Company. Forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions. Examples of forward-looking statements in this release include statements about the expected benefits of the balance sheet repositioning items, the possibility of future actions to improve asset yields or reduce long-term funding costs, various statements about future credit losses and credit quality, and the expected timeframe for completion of the Strong Financial asset acquisition.

      Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

      There are several factors—many beyond the Company’s control—that could cause results to differ significantly from the Company’s expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and Annual Report on Form 10-K for the year ended December 31, 2003, including information incorporated into the Form 10-K from the Company’s 2003 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, “Financial Review—Risk Management” included in the 2003 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

      Other factors described in the Form 10-K include • business and economic conditions • fiscal and monetary policies • legislation and regulation • disintermediation • competition generally and in light of the Gramm-Leach-Bliley Act • potential dividend restrictions • market acceptance and regulatory approval of new products and services • non-banking activities • reliance on other companies for infrastructure components • integration of acquired companies • attracting and retaining key personnel • stock price volatility. See, for example, “Factors That May Affect Future Results” in the March 31, 2004 Form 10-Q.

      Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

Wells Fargo & Company is a diversified financial services company with $420 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,000 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only “Aaa"- rated bank in the United States.

Visit Wells Fargo at www.wellsfargo.com

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended June 30	,	%	Six months ended June 30	,	%
(in millions, except per share amounts)	2004	2003	Change	2004	2003	Change

For the Period

Net income	$1,714	$1,525	12%	$3,481	$3,017	15%
Diluted earnings per common share	1.00	.90	11	2.03	1.78	14

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.68%	1.63%	3	1.76%	1.67%	5
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.57	19.62	—	19.94	19.71	1

Efficiency ratio (1)	58.6	60.0	(2)	57.5	59.6	(4)

Total revenue	$7,426	$6,930	7	$14,573	$13,610	7

Dividends declared per common share	.45	.30	50	.90	.60	50

Average common shares outstanding	1,688.1	1,675.7	1	1,693.7	1,678.5	1
Diluted average common shares outstanding	1,708.3	1,690.6	1	1,714.8	1,692.1	1

Average loans	$266,231	$204,824	30	$261,340	$199,968	31
Average assets	410,544	375,088	9	398,579	365,153	9
Average core deposits (2)	224,920	205,428	9	219,033	201,140	9

Net interest margin	4.83%	5.09%	(5)	4.89%	5.18%	(6)

At Period End
Securities available for sale	$36,771	$24,625	49	$36,771	$24,625	49
Loans	269,731	211,434	28	269,731	211,434	28
Allowance for loan losses	3,940	3,853	2	3,940	3,853	2
Goodwill	10,430	9,803	6	10,430	9,803	6
Assets	420,305	369,583	14	420,305	369,583	14
Core deposits	222,166	210,722	5	222,166	210,722	5
Common stockholders’ equity	35,505	32,184	10	35,505	32,184	10
Stockholders’ equity	35,478	32,236	10	35,478	32,236	10

Capital ratios
Common stockholders’ equity to assets	8.45%	8.71%	(3)	8.45%	8.71%	(3)
Stockholders’ equity to assets	8.44	8.72	(3)	8.44	8.72	(3)
Risk-based capital (3)
Tier 1 capital	8.20	7.98	3	8.20	7.98	3
Total capital	11.80	11.50	3	11.80	11.50	3
Tier 1 leverage (3)	6.84	6.58	4	6.84	6.58	4

Book value per common share	$21.03	$19.18	10	$21.03	$19.18	10

Team members (active, full-time equivalent)	142,600	135,500	5	142,600	135,500	5

Common Stock Price
High	$59.72	$52.80	13	$59.72	$52.80	13
Low	54.32	45.01	21	54.32	43.27	26
Period end	57.23	50.40	14	57.23	50.40	14

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	The June 30, 2004 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Jun. 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	Jun. 30 ,
(in millions, except per share amounts)	2004	2004	2003	2003	2003

For the Quarter

Net income	$1,714	$1,767	$1,624	$1,561	$1,525
Diluted earnings per common share	1.00	1.03	.95	.92	.90

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.68%	1.84%	1.67%	1.57%	1.63%
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.57	20.31	19.20	18.88	19.62

Efficiency ratio (1)	58.6	56.4	60.5	62.4	60.0

Total revenue	$7,426	$7,147	$7,445	$7,333	$6,930

Dividends declared per common share	.45	.45	.45	.45	.30

Average common shares outstanding	1,688.1	1,699.3	1,690.2	1,677.2	1,675.7
Diluted average common shares outstanding	1,708.3	1,721.2	1,712.6	1,693.9	1,690.6

Average loans	$266,231	$256,448	$235,986	$216,181	$204,824
Average assets	410,544	386,614	384,744	394,995	375,088
Average core deposits (2)	224,920	213,146	210,026	215,685	205,428

Net interest margin	4.83%	4.94%	4.97%	5.01%	5.09%

At Quarter End
Securities available for sale	$36,771	$32,857	$32,953	$30,260	$24,625
Loans	269,731	264,216	253,073	228,137	211,434
Allowance for loan losses	3,940	3,891	3,891	3,854	3,853
Goodwill	10,430	10,403	10,371	9,849	9,803
Assets	420,305	397,354	387,798	390,750	369,583
Core deposits	222,166	220,105	211,271	209,422	210,722
Common stockholders’ equity	35,505	35,474	34,484	32,277	32,184
Stockholders’ equity	35,478	35,442	34,469	32,333	32,236

Capital ratios
Common stockholders’ equity to assets	8.45%	8.93%	8.89%	8.26%	8.71%
Stockholders’ equity to assets	8.44	8.92	8.89	8.27	8.72
Risk-based capital (3)
Tier 1 capital	8.20	8.48	8.42	8.14	7.98
Total capital	11.80	12.18	12.21	11.62	11.50
Tier 1 leverage (3)	6.84	7.13	6.93	6.43	6.58

Book value per common share	$21.03	$20.90	$20.31	$19.25	$19.18

Team members (active, full-time equivalent)	142,600	139,900	140,000	139,200	135,500

Common Stock Price
High	$59.72	$58.98	$59.18	$53.71	$52.80
Low	54.32	55.97	51.68	48.90	45.01
Period end	57.23	56.67	58.89	51.50	50.40

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	The June 30, 2004 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30		,	%	Six months ended June 30		,	%
(in millions, except per share amounts)	2004	2003		Change	2004	2003		Change

INTEREST INCOME
Securities available for sale	$457	$435		5%	$902	$888		2%
Mortgages held for sale	470	864		(46)	804	1,678		(52)
Loans held for sale	66	67		(1)	129	134		(4)
Loans	4,011	3,409		18	7,968	6,741		18
Other interest income	65	80		(19)	124	141		(12)

Total interest income	5,069	4,855		4	9,927	9,582		4

INTEREST EXPENSE
Deposits	394	425		(7)	764	852		(10)
Short-term borrowings	59	87		(32)	122	182		(33)
Long-term debt	390	341		14	765	671		14
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	29		(100)	—	56		(100)

Total interest expense	843	882		(4)	1,651	1,761		(6)

NET INTEREST INCOME	4,226	3,973		6	8,276	7,821		6
Provision for loan losses	440	421		5	844	831		2

Net interest income after provision for loan losses	3,786	3,552		7	7,432	6,990		6

NONINTEREST INCOME
Service charges on deposit accounts	637	587		9	1,252	1,140		10
Trust and investment fees	530	470		13	1,065	929		15
Credit card fees	279	257		9	537	501		7
Other fees	440	373		18	854	739		16
Mortgage banking	493	543		(9)	808	1,104		(27)
Operating leases	209	245		(15)	418	496		(16)
Insurance	347	289		20	664	556		19
Net gains (losses) on debt securities available for sale	(61)	20		—	(28)	38		—
Net gains (losses) from equity investments	81	(47)		—	176	(145)		—
Other	245	220		11	551	431		28

Total noninterest income	3,200	2,957		8	6,297	5,789		9

NONINTEREST EXPENSE
Salaries	1,295	1,155		12	2,572	2,296		12
Incentive compensation	441	503		(12)	832	950		(12)
Employee benefits	391	350		12	883	769		15
Equipment	271	305		(11)	572	573		—
Net occupancy	304	288		6	598	585		2
Operating leases	156	178		(12)	311	365		(15)
Other	1,495	1,379		8	2,614	2,576		1

Total noninterest expense	4,353	4,158		5	8,382	8,114		3

INCOME BEFORE INCOME TAX EXPENSE	2,633	2,351		12	5,347	4,665		15
Income tax expense	919	826		11	1,866	1,648		13

NET INCOME	$1,714	$1,525		12%	$3,481	$3,017		15%

NET INCOME APPLICABLE TO COMMON STOCK	$1,714	$1,524		12%	$3,481	$3,015		15%

EARNINGS PER COMMON SHARE
Earnings per common share	$1.02	$.91		12%	$2.06	$1.80		14%

Diluted earnings per common share	$1.00	$.90		11%	$2.03	$1.78		14%

DIVIDENDS DECLARED PER COMMON SHARE	$.45	$.30		50%	$.90	$.60		50%

Average common shares outstanding	1,688.1	1,675.7		1%	1,693.7	1,678.5		1%

Diluted average common shares outstanding	1,708.3	1,690.6		1%	1,714.8	1,692.1		1%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Jun. 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,
(in millions, except per share amounts)	2004		2004		2003		2003		2003

INTEREST INCOME
Securities available for sale	$457		$445		$458		$470		$435
Mortgages held for sale	470		334		551		906		864
Loans held for sale	66		63		60		57		67
Loans	4,011		3,957		3,713		3,482		3,409
Other interest income	65		59		74		64		80

Total interest income	5,069		4,858		4,856		4,979		4,855

INTEREST EXPENSE
Deposits	394		370		377		384		425
Short-term borrowings	59		63		68		72		87
Long-term debt	390		375		335		349		341
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—		—		32		32		29

Total interest expense	843		808		812		837		882

NET INTEREST INCOME	4,226		4,050		4,044		4,142		3,973
Provision for loan losses	440		404		465		426		421

Net interest income after provision for loan losses	3,786		3,646		3,579		3,716		3,552

NONINTEREST INCOME
Service charges on deposit accounts	637		615		613		607		587
Trust and investment fees	530		535		504		504		470
Credit card fees	279		258		252		251		257
Other fees	440		414		412		422		373
Mortgage banking	493		315		636		773		543
Operating leases	209		209		211		229		245
Insurance	347		317		264		252		289
Net gains (losses) on debt securities available for sale	(61)		33		(12)		(23)		20
Net gains (losses) from equity investments	81		95		143		58		(47)
Other	245		306		378		118		220

Total noninterest income	3,200		3,097		3,401		3,191		2,957

NONINTEREST EXPENSE
Salaries	1,295		1,277		1,351		1,185		1,155
Incentive compensation	441		391		483		621		503
Employee benefits	391		492		417		374		350
Equipment	271		301		375		298		305
Net occupancy	304		294		310		283		288
Operating leases	156		155		162		175		178
Other	1,495		1,119		1,402		1,639		1,379

Total noninterest expense	4,353		4,029		4,500		4,575		4,158

INCOME BEFORE INCOME TAX EXPENSE	2,633		2,714		2,480		2,332		2,351
Income tax expense	919		947		856		771		826

NET INCOME	$1,714		$1,767		$1,624		$1,561		$1,525

NET INCOME APPLICABLE TO COMMON STOCK	$1,714		$1,767		$1,624		$1,560		$1,524

EARNINGS PER COMMON SHARE
Earnings per common share	$1.02		$1.04		$.96		$.93		$.91

Diluted earnings per common share	$1.00		$1.03		$.95		$.92		$.90

DIVIDENDS DECLARED PER COMMON SHARE	$.45		$.45		$.45		$.45		$.30

Average common shares outstanding	1,688.1		1,699.3		1,690.2		1,677.2		1,675.7

Diluted average common shares outstanding	1,708.3		1,721.2		1,712.6		1,693.9		1,690.6

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				Jun. 30, 2004 from
	Jun. 30 ,	Dec. 31 ,	Jun. 30,	Dec. 31 ,	Jun. 30 ,
(in millions, except shares)	2004	2003	2003	2003	2003

ASSETS
Cash and due from banks	$13,449	$15,547	$16,045	(13)%	(16)%
Federal funds sold and securities purchased under resale agreements	2,681	2,745	2,768	(2)	(3)
Securities available for sale	36,771	32,953	24,625	12	49
Mortgages held for sale	39,424	29,027	58,716	36	(33)
Loans held for sale	8,156	7,497	7,009	9	16
Loans	269,731	253,073	211,434	7	28
Allowance for loan losses	(3,940)	(3,891)	(3,853)	1	2

Net loans	265,791	249,182	207,581	7	28

Mortgage servicing rights, net	8,512	6,906	3,821	23	123
Premises and equipment, net	3,627	3,534	3,604	3	1
Goodwill	10,430	10,371	9,803	1	6
Other assets	31,464	30,036	35,611	5	(12)

Total assets	$420,305	$387,798	$369,583	8%	14%

LIABILITIES
Noninterest-bearing deposits	$78,926	$74,387	$80,943	6%	(2)%
Interest-bearing deposits	189,199	173,140	149,941	9	26

Total deposits	268,125	247,527	230,884	8	16
Short-term borrowings	29,831	24,659	23,883	21	25
Accrued expenses and other liabilities	21,266	17,501	20,682	22	3
Long-term debt	65,605	63,642	58,513	3	12
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	3,385	—	(100)

Total liabilities	384,827	353,329	337,347	9	14

STOCKHOLDERS’ EQUITY
Preferred stock	387	214	375	81	3
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,744	9,643	9,536	1	2
Retained earnings	24,669	22,842	21,281	8	16
Cumulative other comprehensive income	735	938	1,185	(22)	(38)
Treasury stock — 48,410,940 shares, 38,271,651 shares and 57,992,372 shares	(2,537)	(1,833)	(2,712)	38	(6)
Unearned ESOP shares	(414)	(229)	(323)	81	28

Total stockholders’ equity	35,478	34,469	32,236	3	10

Total liabilities and stockholders’ equity	$420,305	$387,798	$369,583	8%	14%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Jun. 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	Jun. 30 ,
(in millions)	2004	2004	2003	2003	2003

ASSETS
Cash and due from banks	$13,449	$13,972	$15,547	$15,423	$16,045
Federal funds sold and securities purchased under resale agreements	2,681	2,439	2,745	2,692	2,768
Securities available for sale	36,771	32,857	32,953	30,260	24,625
Mortgages held for sale	39,424	26,361	29,027	55,328	58,716
Loans held for sale	8,156	8,037	7,497	7,310	7,009
Loans	269,731	264,216	253,073	228,137	211,434
Allowance for loan losses	(3,940)	(3,891)	(3,891)	(3,854)	(3,853)

Net loans	265,791	260,325	249,182	224,283	207,581

Mortgage servicing rights, net	8,512	6,097	6,906	5,765	3,821
Premises and equipment, net	3,627	3,545	3,534	3,517	3,604
Goodwill	10,430	10,403	10,371	9,849	9,803
Other assets	31,464	33,318	30,036	36,323	35,611

Total assets	$420,305	$397,354	$387,798	$390,750	$369,583

LIABILITIES
Noninterest-bearing deposits	$78,926	$78,253	$74,387	$77,175	$80,943
Interest-bearing deposits	189,199	170,116	173,140	174,261	149,941

Total deposits	268,125	248,369	247,527	251,436	230,884
Short-term borrowings	29,831	20,397	24,659	25,589	23,883
Accrued expenses and other liabilities	21,266	19,756	17,501	18,815	20,682
Long-term debt	65,605	73,390	63,642	58,992	58,513
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	—	3,585	3,385

Total liabilities	384,827	361,912	353,329	358,417	337,347

STOCKHOLDERS’ EQUITY
Preferred stock	387	452	214	319	375
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,744	9,711	9,643	9,532	9,536
Retained earnings	24,669	23,796	22,842	22,064	21,281
Cumulative other comprehensive income	735	1,057	938	572	1,185
Treasury stock	(2,537)	(1,984)	(1,833)	(2,785)	(2,712)
Unearned ESOP shares	(414)	(484)	(229)	(263)	(323)

Total stockholders’ equity	35,478	35,442	34,469	32,333	32,236

Total liabilities and stockholders’ equity	$420,305	$397,354	$387,798	$390,750	$369,583

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Jun. 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,
(in millions)	2004		2004		2003		2003		2003

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,565		$2,671		$2,699		$2,514		$6,405
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,190		1,224		1,278		1,283		1,288
Securities of U.S. states and political subdivisions	3,456		3,338		3,141		2,442		2,063
Mortgage backed securities:
Federal agencies	20,076		20,635		21,149		18,538		15,696
Private collateralized mortgage obligations	4,077		2,713		2,014		1,972		1,994

Total mortgage-backed securities	24,153		23,348		23,163		20,510		17,690
Other debt securities (1)	3,346		3,543		3,478		3,540		3,167

Total debt securities available for sale (1)	32,145		31,453		31,060		27,775		24,208
Mortgages held for sale	36,782		25,023		41,055		69,786		65,493
Loans held for sale	8,074		7,911		7,373		7,124		7,063
Loans:
Commercial and commercial real estate:
Commercial	48,711		47,305		47,674		46,947		47,484
Other real estate mortgage	28,586		27,801		26,691		25,635		25,661
Real estate construction	8,428		8,264		8,151		7,775		7,983
Lease financing	5,027		5,053		4,508		4,497		4,570

Total commercial and commercial real estate	90,752		88,423		87,024		84,854		85,698
Consumer:
Real estate 1-4 family first mortgage	89,351		86,375		71,402		57,817		50,292
Real estate 1-4 family junior lien mortgage	41,964		38,328		35,152		32,512		30,341
Credit card	8,508		8,338		8,013		7,683		7,456
Other revolving credit and installment	32,975		32,477		31,975		31,053		28,876

Total consumer	172,798		165,518		146,542		129,065		116,965
Foreign	2,681		2,507		2,420		2,262		2,161

Total loans (2)	266,231		256,448		235,986		216,181		204,824
Other	8,095		8,538		9,169		8,905		7,717

Total earning assets	$353,892		$332,044		$327,342		$332,285		$315,710

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,011		$2,962		$2,744		$2,592		$2,536
Market rate and other savings	121,647		117,373		112,392		108,969		104,603
Savings certificates	18,724		19,495		19,949		20,429		21,355
Other time deposits	29,654		22,719		26,382		27,633		26,912
Deposits in foreign offices	9,306		7,171		5,992		5,643		6,278

Total interest-bearing deposits	182,342		169,720		167,459		165,266		161,684
Short-term borrowings	22,689		25,630		28,367		29,572		30,218
Long-term debt	71,085		64,416		58,814		57,960		51,677
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—		—		3,591		3,525		3,215

Total interest-bearing liabilities	276,116		259,766		258,231		256,323		246,794
Portion of noninterest-bearing funding sources	77,776		72,278		69,111		75,962		68,916

Total funding sources	$353,892		$332,044		$327,342		$332,285		$315,710

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,997		$13,152		$13,083		$13,642		$13,320
Goodwill	10,413		10,394		10,209		9,817		9,802
Other	33,242		31,024		34,110		39,251		36,256

Total noninterest-earning assets	$56,652		$54,570		$57,402		$62,710		$59,378

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$81,538		$73,316		$74,941		$83,695		$76,934
Other liabilities	17,700		18,572		18,000		22,139		20,169
Stockholders’ equity	35,190		34,960		33,572		32,838		31,191
Noninterest-bearing funding sources used to fund earning assets	(77,776)		(72,278)		(69,111)		(75,962)		(68,916)

Net noninterest-bearing funding sources	$56,652		$54,570		$57,402		$62,710		$59,378

TOTAL ASSETS	$410,544		$386,614		$384,744		$394,995		$375,088

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Six months ended June 30	,
(in millions)	2004	2003

Balance, beginning of period	$34,469	$30,319
Net income	3,481	3,017
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	(6)	20
Change in valuation allowance related to:
Investment securities and other retained interests	(177)	2
Derivative instruments and hedging activities	(20)	187
Common stock issued	734	388
Common stock issued for acquisitions	9	6
Common stock repurchased	(1,621)	(922)
Preferred stock released to ESOP	148	137
Preferred stock dividends	—	(2)
Common stock dividends	(1,526)	(1,009)
Other, net	(13)	93

Balance, end of period	$35,478	$32,236

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Jun. 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,
(in millions)	2004		2004		2003		2003		2003

Commercial and commercial real estate:
Commercial	$49,962		$48,034		$48,729		$47,720		$47,577
Other real estate mortgage	28,975		28,323		27,592		25,723		25,703
Real estate construction	8,646		8,259		8,209		7,777		7,853
Lease financing	5,045		5,018		4,477		4,478		4,556

Total commercial and commercial real estate	92,628		89,634		89,007		85,698		85,689
Consumer:
Real estate 1-4 family first mortgage	87,776		90,563		83,535		66,760		53,420
Real estate 1-4 family junior lien mortgage	44,289		40,281		36,629		33,601		31,514
Credit card	8,692		8,357		8,351		7,836		7,626
Other revolving credit and installment	33,458		32,755		33,100		31,919		30,943

Total consumer	174,215		171,956		161,615		140,116		123,503
Foreign	2,888		2,626		2,451		2,323		2,242

Total loans (net of unearned income)	$269,731		$264,216		$253,073		$228,137		$211,434

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Jun. 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	Jun. 30 ,
(in millions)	2004	2004	2003	2003	2003

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$422	$514	$592	$713	$787
Other real estate mortgage	324	263	285	267	263
Real estate construction	72	71	56	48	61
Lease financing	55	74	73	71	85

Total commercial and commercial real estate	873	922	1,006	1,099	1,196
Consumer:
Real estate 1-4 family first mortgage	317	281	274	258	242
Real estate 1-4 family junior lien mortgage	86	96	87	79	69
Other revolving credit and installment	97	85	88	78	49

Total consumer	500	462	449	415	360
Foreign	6	3	3	3	5

Total nonaccrual loans	1,379	1,387	1,458	1,517	1,561
As a percentage of total loans	.51%	.52%	.58%	.66%	.74%
Foreclosed assets	235	222	198	196	190
Real estate investments	2	2	6	6	5

Total nonaccrual loans and other assets	$1,616	$1,611	$1,662	$1,719	$1,756

As a percentage of total loans	.60%	.61%	.66%	.75%	.83%

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

	Quarter ended			Six months ended
	Jun. 30 ,	Mar. 31 ,	Jun. 30 ,	Jun. 30 ,	Jun. 30 ,
(in millions)	2004	2004	2003	2004	2003

Balance, beginning of period	$3,891	$3,891	$3,840	$3,891	$3,819
Allowances related to business combinations/other	(1)	—	7	(1)	32
Provision for loan losses	440	404	421	844	831
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(112)	(111)	(147)	(223)	(300)
Other real estate mortgage	(7)	(7)	(9)	(14)	(10)
Real estate construction	—	(3)	(3)	(3)	(6)
Lease financing	(12)	(12)	(10)	(24)	(20)

Total commercial and commercial real estate	(131)	(133)	(169)	(264)	(336)
Consumer:
Real estate 1-4 family first mortgage	(11)	(13)	(9)	(24)	(21)
Real estate 1-4 family junior lien mortgage	(27)	(29)	(19)	(56)	(37)
Credit card	(119)	(109)	(116)	(228)	(228)
Other revolving credit and installment	(212)	(224)	(198)	(436)	(398)

Total consumer	(369)	(375)	(342)	(744)	(684)
Foreign	(30)	(28)	(25)	(58)	(45)

Total loan charge-offs	(530)	(536)	(536)	(1,066)	(1,065)

Loan recoveries:
Commercial and commercial real estate:
Commercial	44	42	37	86	75
Other real estate mortgage	4	2	3	6	5
Real estate construction	1	1	4	2	9
Lease financing	6	6	2	12	3

Total commercial and commercial real estate	55	51	46	106	92
Consumer:
Real estate 1-4 family first mortgage	2	1	3	3	5
Real estate 1-4 family junior lien mortgage	7	4	4	11	7
Credit card	15	15	13	30	25
Other revolving credit and installment	55	56	50	111	99

Total consumer	79	76	70	155	136
Foreign	6	5	5	11	8

Total loan recoveries	140	132	121	272	236

Net loan charge-offs	(390)	(404)	(415)	(794)	(829)

Balance, end of period	$3,940	$3,891	$3,853	$3,940	$3,853

Net loan charge-offs (annualized) as a percentage of average total loans	.59%	.63%	.81%	.61%	.84%

Allowance as a percentage of total loans	1.46%	1.47%	1.82%	1.46%	1.82%

Allowance as a percentage of nonaccrual loans	286%	281%	247%	286%	247%

Allowance as a percentage of nonaccrual loans and other assets	244%	242%	219%	244%	219%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

	Quarter ended
	Jun. 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	Jun. 30 ,
(in millions)	2004	2004	2003	2003	2003

Balance, beginning of quarter	$3,891	$3,891	$3,854	$3,853	$3,840
Allowances related to business combinations/other	(1)	—	37	(1)	7
Provision for loan losses	440	404	465	426	421
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(112)	(111)	(161)	(136)	(147)
Other real estate mortgage	(7)	(7)	(10)	(12)	(9)
Real estate construction	—	(3)	(3)	(2)	(3)
Lease financing	(12)	(12)	(10)	(12)	(10)

Total commercial and commercial real estate	(131)	(133)	(184)	(162)	(169)
Consumer:
Real estate 1-4 family first mortgage	(11)	(13)	(15)	(11)	(9)
Real estate 1-4 family junior lien mortgage	(27)	(29)	(23)	(16)	(19)
Credit card	(119)	(109)	(139)	(109)	(116)
Other revolving credit and installment	(212)	(224)	(224)	(206)	(198)

Total consumer	(369)	(375)	(401)	(342)	(342)
Foreign	(30)	(28)	(30)	(29)	(25)

Total loan charge-offs	(530)	(536)	(615)	(533)	(536)

Loan recoveries:
Commercial and commercial real estate:
Commercial	44	42	72	31	37
Other real estate mortgage	4	2	4	2	3
Real estate construction	1	1	1	2	4
Lease financing	6	6	2	2	2

Total commercial and commercial real estate	55	51	79	37	46
Consumer:
Real estate 1-4 family first mortgage	2	1	1	3	3
Real estate 1-4 family junior lien mortgage	7	4	1	5	4
Credit card	15	15	13	13	13
Other revolving credit and installment	55	56	51	46	50

Total consumer	79	76	66	67	70
Foreign	6	5	5	5	5

Total loan recoveries	140	132	150	109	121

Net loan charge-offs	(390)	(404)	(465)	(424)	(415)

Balance, end of quarter	$3,940	$3,891	$3,891	$3,854	$3,853

Net loan charge-offs (annualized) as a percentage of average total loans	.59%	.63%	.78%	.78%	.81%

Allowance as a percentage of total loans	1.46%	1.47%	1.54%	1.69%	1.82%

Allowance as a percentage of nonaccrual loans	286%	281%	267%	254%	247%

Allowance as a percentage of nonaccrual loans and other assets	244%	242%	234%	224%	219%

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30	,	%	Six months ended June 30	,	%
(in millions)	2004	2003	Change	2004	2003	Change

Service charges on deposit accounts	$637	$587	9%	$1,252	$1,140	10%
Trust and investment fees:
Trust, investment and IRA fees	383	322	19	758	647	17
Commissions and all other fees	147	148	(1)	307	282	9

Total trust and investment fees	530	470	13	1,065	929	15
Credit card fees	279	257	9	537	501	7
Other fees:
Cash network fees	46	46	—	89	88	1
Charges and fees on loans	224	186	20	435	366	19
All other	170	141	21	330	285	16

Total other fees	440	373	18	854	739	16
Mortgage banking:
Servicing fees, net of amortization and provision for impairment	461	(741)	—	627	(1,184)	—
Net gains (losses) on mortgage loan origination/sales activities	(52)	1,165	—	46	2,078	(98)
All other	84	119	(29)	135	210	(36)

Total mortgage banking	493	543	(9)	808	1,104	(27)
Operating leases	209	245	(15)	418	496	(16)
Insurance	347	289	20	664	556	19
Net gains (losses) on debt securities available for sale	(61)	20	—	(28)	38	—
Net gains (losses) from equity investments	81	(47)	—	176	(145)	—
Net gains on sales of loans	—	5	(100)	4	5	(20)
Net gains on dispositions of operations	1	—	—	2	27	(93)
All other	244	215	13	545	399	37

Total	$3,200	$2,957	8%	$6,297	$5,789	9%

NONINTEREST EXPENSE

	Quarter ended June 30		,	%	Six months ended June 30		,	%
(in millions)	2004	2003		Change	2004	2003		Change

Salaries	$1,295	$1,155		12%	$2,572	$2,296		12%
Incentive compensation	441	503		(12)	832	950		(12)
Employee benefits	391	350		12	883	769		15
Equipment	271	305		(11)	572	573		—
Net occupancy	304	288		6	598	585		2
Operating leases	156	178		(12)	311	365		(15)
Contract services	157	250		(37)	300	405		(26)
Outside professional services	156	111		41	275	223		23
Outside data processing	106	103		3	205	202		1
Advertising and promotion	118	96		23	202	176		15
Travel and entertainment	105	92		14	202	177		14
Telecommunications	62	86		(28)	143	164		(13)
Postage	63	87		(28)	138	171		(19)
Stationery and supplies	60	57		5	120	111		8
Charitable donations	10	5		100	17	19		(11)
Insurance	96	69		39	167	119		40
Operating losses	82	64		28	99	120		(18)
Security	40	42		(5)	80	84		(5)
Loss from debt extinguishment	176	—		—	176	—		—
Core deposit intangibles	34	36		(6)	68	72		(6)
All other	230	281		(18)	422	533		(21)

Total	$4,353	$4,158		5%	$8,382	$8,114		3%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Jun. 30 ,	Mar. 31	,	Dec. 31	,	Sept. 30 ,	Jun. 30 ,
(in millions)	2004	2004		2003		2003	2003

Service charges on deposit accounts	$637	$615		$613		$607	$587

Trust and investment fees:
Trust, investment and IRA fees	383	375		350		348	322
Commissions and all other fees	147	160		154		156	148

Total trust and investment fees	530	535		504		504	470
Credit card fees	279	258		252		251	257
Other fees:
Cash network fees	46	43		44		48	46
Charges and fees on loans	224	211		191		199	186
All other	170	160		177		175	141

Total other fees	440	414		412		422	373
Mortgage banking:
Servicing fees, net of amortization and provision for impairment	461	166		312		(82)	(741)
Net gains (losses) on mortgage loan origination/sales activities	(52)	98		229		712	1,165
All other	84	51		95		143	119

Total mortgage banking	493	315		636		773	543
Operating leases	209	209		211		229	245
Insurance	347	317		264		252	289
Net gains (losses) on debt securities available for sale	(61)	33		(12)		(23)	20
Net gains (losses) from equity investments	81	95		143		58	(47)
Net gains on sales of loans	—	4		5		19	5
Net gains on dispositions of operations	1	1		2		—	—
All other	244	301		371		99	215

Total	$3,200	$3,097		$3,401		$3,191	$2,957

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Jun. 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,
(in millions)	2004		2004		2003		2003		2003

Salaries	$1,295		$1,277		$1,351		$1,185		$1,155
Incentive compensation	441		391		483		621		503
Employee benefits	391		492		417		374		350
Equipment	271		301		375		298		305
Net occupancy	304		294		310		283		288
Operating leases	156		155		162		175		178
Contract services	157		143		191		270		250
Outside professional services	156		119		164		122		111
Outside data processing	106		99		98		105		103
Advertising and promotion	118		84		118		98		96
Travel and entertainment	105		97		114		98		92
Telecommunications	62		81		87		92		86
Postage	63		75		71		94		87
Stationery and supplies	60		60		68		62		57
Charitable donations	10		7		21		197		5
Insurance	96		71		31		48		69
Operating losses	82		17		44		29		64
Security	40		40		38		41		42
Loss from debt extinguishment	176		—		—		—		—
Core deposit intangibles	34		34		35		35		36
All other	230		192		322		348		281

Total	$4,353		$4,029		$4,500		$4,575		$4,158

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30							,
	2004				2003
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,565	.96%	$6		$6,405	1.20%	$19
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,190	3.94	12		1,288	4.67	14
Securities of U.S. states and political subdivisions	3,456	7.93	67		2,063	9.09	43
Mortgage-backed securities:
Federal agencies	20,076	6.03	294		15,696	8.29	302
Private collateralized mortgage obligations	4,077	4.96	48		1,994	6.91	33

Total mortgage-backed securities	24,153	5.85	342		17,690	8.13	335
Other debt securities (4)	3,346	7.77	59		3,167	7.87	59

Total debt securities available for sale (4)	32,145	6.19	480		24,208	7.99	451
Mortgages held for sale (3)	36,782	5.12	470		65,493	5.28	864
Loans held for sale (3)	8,074	3.29	66		7,063	3.82	67
Loans:
Commercial and commercial real estate:
Commercial	48,711	5.66	686		47,484	6.11	723
Other real estate mortgage	28,586	5.15	366		25,661	5.51	352
Real estate construction	8,428	5.12	108		7,983	5.24	104
Lease financing	5,027	6.37	80		4,570	6.39	72

Total commercial and commercial real estate	90,752	5.49	1,240		85,698	5.86	1,251
Consumer:
Real estate 1-4 family first mortgage	89,351	5.19	1,157		50,292	5.75	723
Real estate 1-4 family junior lien mortgage	41,964	4.93	514		30,341	6.16	466
Credit card	8,508	11.75	249		7,456	11.88	221
Other revolving credit and installment	32,975	9.03	742		28,876	9.05	653

Total consumer	172,798	6.18	2,662		116,965	7.06	2,063
Foreign	2,681	16.44	111		2,161	17.77	96

Total loans (5)	266,231	6.05	4,013		204,824	6.67	3,410
Other	8,095	2.94	59		7,717	3.14	62

Total earning assets	$353,892	5.79	5,094		$315,710	6.22	4,873

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,011	.26	2		$2,536	.31	2
Market rate and other savings	121,647	.61	184		104,603	.69	179
Savings certificates	18,724	2.21	103		21,355	2.60	138
Other time deposits	29,654	1.09	81		26,912	1.29	87
Deposits in foreign offices	9,306	1.06	24		6,278	1.22	19

Total interest-bearing deposits	182,342	.87	394		161,684	1.05	425
Short-term borrowings	22,689	1.04	59		30,218	1.16	87
Long-term debt	71,085	2.20	390		51,677	2.64	341
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	—		3,215	3.63	29

Total interest-bearing liabilities	276,116	1.23	843		246,794	1.43	882
Portion of noninterest-bearing funding sources	77,776	—	—		68,916	—	—

Total funding sources	$353,892	.96	843		$315,710	1.13	882

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.83%	$4,251			5.09%	$3,991

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,997				$13,320
Goodwill	10,413				9,802
Other	33,242				36,256

Total noninterest-earning assets	$56,652				$59,378

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$81,538				$76,934
Other liabilities	17,700				20,169
Stockholders’ equity	35,190				31,191
Noninterest-bearing funding sources used to fund earning assets	(77,776)				(68,916)

Net noninterest-bearing funding sources	$56,652				$59,378

TOTAL ASSETS	$410,544				$375,088

(1)	Our average prime rate was 4.00% and 4.25% for the quarters ended June 30, 2004 and 2003, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.30% and 1.24% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

-24-

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30							,
	2004				2003
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,618	.95%	$12		$4,762	1.24%	$29
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,207	4.05	24		1,291	4.99	30
Securities of U.S. states and political subdivisions	3,397	7.93	129		2,051	8.92	85
Mortgage-backed securities:
Federal agencies	20,356	6.02	592		16,697	8.05	623
Private collateralized mortgage obligations	3,395	5.09	83		2,009	7.09	68

Total mortgage-backed securities	23,751	5.89	675		18,706	7.94	691
Other debt securities (4)	3,444	7.68	119		3,092	7.72	116

Total debt securities available for sale (4)	31,799	6.22	947		25,140	7.84	922
Mortgages held for sale (3)	30,902	5.20	804		61,977	5.41	1,678
Loans held for sale (3)	7,993	3.24	129		7,033	3.85	134
Loans:
Commercial and commercial real estate:
Commercial	48,008	5.76	1,376		47,247	6.18	1,450
Other real estate mortgage	28,193	5.17	725		25,524	5.59	709
Real estate construction	8,346	5.03	209		7,945	5.25	207
Lease financing	5,040	6.44	162		4,403	6.27	137

Total commercial and commercial real estate	89,587	5.54	2,472		85,119	5.93	2,503
Consumer:
Real estate 1-4 family first mortgage	87,863	5.26	2,308		47,757	5.85	1,393
Real estate 1-4 family junior lien mortgage	40,146	5.01	1,000		29,473	6.17	902
Credit card	8,423	11.84	498		7,428	12.16	452
Other revolving credit and installment	32,726	9.03	1,472		28,134	9.36	1,308

Total consumer	169,158	6.26	5,278		112,792	7.23	4,055
Foreign	2,595	17.06	222		2,057	18.16	187

Total loans (5)	261,340	6.12	7,972		199,968	6.78	6,745
Other	8,316	2.71	112		7,417	3.04	113

Total earning assets	$342,968	5.86	9,976		$306,297	6.34	9,621

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,986	.29	4		$2,472	.34	4
Market rate and other savings	119,510	.61	363		102,720	.72	366
Savings certificates	19,110	2.23	212		21,678	2.68	288
Other time deposits	26,186	1.09	142		23,739	1.32	156
Deposits in foreign offices	8,239	1.05	43		6,307	1.22	38

Total interest-bearing deposits	176,031	.87	764		156,916	1.09	852
Short-term borrowings	24,159	1.01	122		30,842	1.19	182
Long-term debt	67,751	2.26	765		49,183	2.73	671
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	—		3,051	3.72	56

Total interest-bearing liabilities	267,941	1.24	1,651		239,992	1.48	1,761
Portion of noninterest-bearing funding sources	75,027	—	—		66,305	—	—

Total funding sources	$342,968	.97	1,651		$306,297	1.16	1,761

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.89%	$8,325			5.18%	$7,860

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,075				$13,504
Goodwill	10,403				9,796
Other	32,133				35,556

Total noninterest-earning assets	$55,611				$58,856

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$77,427				$74,270
Other liabilities	18,136				19,990
Stockholders’ equity	35,075				30,901
Noninterest-bearing funding sources used to fund earning assets	(75,027)				(66,305)

Net noninterest-bearing funding sources	$55,611				$58,856

TOTAL ASSETS	$398,579				$365,153

(1)	Our average prime rate was 4.00% and 4.25% for the six months ended June 30, 2004 and 2003, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.21% and 1.29% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

-25-

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS

(income/expense in millions,	Community		Wholesale		Wells Fargo				Consolidated
average balances in billions)	Banking		Banking		Financial		Other (2)		Company

Quarter ended June 30,	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Net interest income (1)	$2,989	$2,865	$559	$560	$680	$550	$(2)	$(2)	$4,226	$3,973
Provision for loan losses	213	227	18	46	209	148	—	—	440	421
Noninterest income	2,359	2,186	720	656	84	95	37	20	3,200	2,957
Noninterest expense	3,126	3,200	663	636	387	321	177	1	4,353	4,158

Income (loss) before income tax expense (benefit)	2,009	1,624	598	534	168	176	(142)	17	2,633	2,351
Income tax expense (benefit)	693	565	213	189	63	66	(50)	6	919	826

Net income (loss)	$1,316	$1,059	$385	$345	$105	110	$(92)	$11	$1,714	$1,525

Average loans	$185.9	$135.7	$52.1	$49.8	$28.2	$19.3	$—	$—	$266.2	$204.8
Average assets	298.8	269.5	75.8	78.4	29.8	21.1	6.1	6.1	410.5	375.1
Average core deposits	198.9	184.1	25.9	21.2	.1	.1	—	—	224.9	205.4
Six months ended June 30,
Net interest income (1)	$5,835	$5,642	$1,121	$1,111	$1,324	$1,073	$(4)	$(5)	$8,276	$7,821
Provision for loan losses	427	442	41	100	376	289	—	—	844	831
Noninterest income	4,499	4,293	1,548	1,309	186	186	64	1	6,297	5,789
Noninterest expense	6,120	6,226	1,332	1,256	753	629	177	3	8,382	8,114

Income (loss) before income tax expense (benefit)	3,787	3,267	1,296	1,064	381	341	(117)	(7)	5,347	4,665
Income tax expense (benefit)	1,304	1,150	463	371	140	129	(41)	(2)	1,866	1,648

Net income (loss)	$2,483	$2,117	$833	$693	$241	$212	$(76)	$(5)	$3,481	$3,017

Average loans	$183.1	$132.0	$51.2	$49.6	$27.0	$18.4	$—	$—	$261.3	$200.0
Average assets	288.1	262.5	75.8	76.3	28.6	20.3	6.1	6.1	398.6	365.2
Average core deposits	193.6	180.2	25.3	20.8	.1	.1	—	—	219.0	201.1

(1)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment. In general, Community Banking has excess liabilities and receives interest credits for the funding it provides to other segments.
(2)	The other income and expense items principally relate to Corporate level equity investment activities, and other separately identified transactions recorded at the enterprise level, including, for the quarter and six months ended June 30, 2004, a $176 million loss on debt extinguishment. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS

	Quarter ended
	Jun. 30 ,	Mar. 31	,	Dec. 31 ,	Sept. 30	,	Jun. 30	,
(income/expense in millions, average balances in billions)	2004	2004		2003	2003		2003

COMMUNITY BANKING
Net interest income	$2,989	$2,846		$2,864	$2,990		$2,865
Provision for loan losses	213	214		236	213		227
Noninterest income	2,359	2,140		2,544	2,379		2,186
Noninterest expense	3,126	2,994		3,385	3,603		3,200

Income before income tax expense	2,009	1,778		1,787	1,553		1,624
Income tax expense	693	611		605	488		565

Net income	$1,316	$1,167		$1,182	$1,065		$1,059

Average loans	$185.9	$180.3		$162.7	$146.0		$135.7
Average assets	298.8	277.4		278.5	290.2		269.5
Average core deposits	198.9	188.3		186.3	191.8		184.1
WHOLESALE BANKING
Net interest income	$559	$562		$561	$556		$560
Provision for loan losses	18	23		23	54		46
Noninterest income	720	828		750	707		656
Noninterest expense	663	669		694	629		636

Income before income tax expense	598	698		594	580		534
Income tax expense	213	250		212	208		189

Net income	$385	$448		$382	$372		$345

Average loans	$52.1	$50.3		$49.8	$49.0		$49.8
Average assets	75.8	75.7		74.8	75.7		78.4
Average core deposits	25.9	24.7		23.6	23.8		21.2
WELLS FARGO FINANCIAL
Net interest income	$680	$644		$638	$599		$550
Provision for loan losses	209	167		176	159		148
Noninterest income	84	102		96	97		95
Noninterest expense	387	366		370	343		321

Income before income tax expense	168	213		188	194		176
Income tax expense	63	77		69	73		66

Net income	$105	$136		$119	$121		$110

Average loans	$28.2	$25.8		$23.5	$21.2		$19.3
Average assets	29.8	27.4		25.3	22.9		21.1
Average core deposits	.1	.1		.1	.1		.1
OTHER (1)
Net interest income	$(2)	$(2)		$(19)	$(3)		$(2)
Provision for loan losses	—	—		30	—		—
Noninterest income	37	27		11	8		20
Noninterest expense	177	—		51	—		1

Income (loss) before income tax expense (benefit)	(142)	25		(89)	5		17
Income tax expense (benefit)	(50)	9		(30)	2		6

Net income (loss)	$(92)	$16		$(59)	$3		$11

Average loans	$—	$—		$—	$—		$—
Average assets	6.1	6.1		6.1	6.2		6.1
Average core deposits	—	—		—	—		--
CONSOLIDATED COMPANY
Net interest income	$4,226	$4,050		$4,044	$4,142		$3,973
Provision for loan losses	440	404		465	426		421
Noninterest income	3,200	3,097		3,401	3,191		2,957
Noninterest expense	4,353	4,029		4,500	4,575		4,158

Income before income tax expense	2,633	2,714		2,480	2,332		2,351
Income tax expense	919	947		856	771		826

Net income	$1,714	$1,767		$1,624	$1,561		$1,525

Average loans	$266.2	$256.4		$236.0	$216.2		$204.8
Average assets	410.5	386.6		384.7	395.0		375.1
Average core deposits	224.9	213.1		210.0	215.7		205.4

(1)	The other income and expense items principally relate to Corporate level equity investment activities, and other separately identified transactions recorded at the enterprise level for management reporting, including, for the quarter ended June 30, 2004, a $176 million loss on debt extinguishment and, for the quarter ended December 31, 2003, a $30 million non-recurring loss on sale of a sub-prime credit card portfolio and $51 million of other charges related to employee benefits and software. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (1)

	Quarter ended
	Jun. 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	Jun. 30 ,
(in millions)	2004	2004	2003	2003	2003

Mortgage Servicing Rights:
Balance, beginning of quarter	$8,270	$8,848	$7,589	$6,375	$6,652
Originations	597	338	674	1,377	892
Purchases	466	268	410	874	462
Amortization	(431)	(511)	(459)	(572)	(926)
Write-down	—	(169)	—	(492)	(535)
Other (includes changes in mortgage servicing rights due to hedging)	1,198	(504)	634	27	(170)

Balance, end of quarter	$10,100	$8,270	$8,848	$7,589	$6,375

Valuation Allowance:
Balance, beginning of quarter	$2,173	$1,942	$1,824	$2,554	$2,469
Provision for mortgage servicing rights in excess of fair value	—	400	118	—	620
Reversal of provision for mortgage servicing rights in excess of fair value	(585)	—	—	(238)	—
Write-down of mortgage servicing rights	—	(169)	—	(492)	(535)

Balance, end of quarter	$1,588	$2,173	$1,942	$1,824	$2,554

Mortgage servicing rights, net	$8,512	$6,097	$6,906	$5,765	$3,821

Ratio of mortgage servicing rights to related loans serviced for others	1.37%	1.00%	1.15%	1.03%	.73%

	Jun. 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,
(in billions)	2004		2004		2003		2003		2003

Managed Servicing Portfolio:
Loans serviced for others	$622		$609		$598		$560		$522
Owned loans serviced (portfolio and held for sale)	127		116		112		121		111

Total owned servicing	749		725		710		681		633
Sub-servicing	32		28		21		18		23

Total managed servicing portfolio	$781		$753		$731		$699		$656

Weighted-average note rate (owned servicing only)	5.75%		5.84%		5.90%		5.98%		6.23%

(1)	Consists of residential and commercial mortgage servicing from all Wells Fargo channels.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION AND SERVICING DATA

	Quarter ended
	Jun. 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,
(in billions)	2004		2004		2003		2003		2003

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$100		$119		$71		$135		$204
Percentage of refinances	33%		56%		45%		59%		77%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$57		$72		$46		$62		$120

	Quarter ended
	Jun. 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,
(in billions)	2004		2004		2003		2003		2003

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$45		$30		$31		$80		$73
Correspondent/Wholesale	39		25		30		71		54
Home equity loans and lines	10		8		8		8		7
Wells Fargo Financial	2		2		2		2		1

Total	$96		$65		$71		$161		$135

Year-to-date	$161		$65		$470		$399		$238

(1)	Consists of residential real estate originations from all Wells Fargo channels.